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Exhibit 99.1
Press Release of the Registrant dated October 21, 2002

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[POPE LOGO]	[OLYMPIC RESOURCES MANAGEMENT LOGO]
Pope Resources A Limited Partnership	A Pope Resources Company
19245 Tenth Avenue Northeast Poulsbo, WA 98370-7456	Contact: Tom Ringo VP and CFO 360.697.6626 Fax 360.697.1476

NEWS RELEASE

FOR IMMEDIATE RELEASE October 18, 2002	Nasdaq: POPEZ

POPE RESOURCES ANNOUNCES EXPIRATION OF TIMBERLAND MANAGEMENT CONTRACT

        Pope Resources (Nasdaq:POPEZ) and its subsidiary, Olympic Resource Management (ORM), announced today that its contract to serve as the western region timberland manager for the Hancock Timber Resource Group (HTRG) will not be renewed for fiscal year 2003. ORM manages approximately 200,000 acres of timberland in California, Oregon, Washington, and British Columbia for HTRG under the current contract, which expires at the end of 2002. ORM has served as HTRG's western region manager since 1998. David L. Nunes, President and CEO, said, "HTRG indicated to us that, although they have been very pleased with the services provided by ORM, they have concluded that their own business plans necessitate becoming a vertically integrated timberland management organization."

        "If these acres under management are not replaced with other new business, this will obviously have a significant impact on our bottom line. This contract, which contributes approximately $4 million to our annual revenues and approximately $1 million to our operating earnings, represents a significant part of our third-party timberland management strategy."

        Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 500,000 acres of timberland and development property in Washington, Oregon, California, and British Columbia. In addition, it provides forestry consulting and timberland investment management services to third-party owners and managers of timberland. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com.

        This press release contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are intended to convey the impressions of the partnership's managing general partner as to the potential impacts of the termination of the relevant management agreement. You should not construe the forward looking statements in this release as assurances of future performance. Readers should recognize that as projections of future events, such statements are inherently uncertain; actual results may differ from the projections herein, and those variations may be both material and adverse. Some of the factors that may cause our results to differ materially and adversely include unanticipated expenses or revenue shortfalls in our timber management and consulting segment; unforeseen costs associated with terminating this agreement; and the partnership's ability to timely redirect its resources in a manner that minimizes the impact of the projected decreases in revenues. Other factors that could cause our financial condition and operating results to differ materially and adversely from our announced expectations include those risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and in our other filings made from time to time with the Securities and Exchange Commission. These filings can be obtained through the SEC's website at http://www.sec.gov/edgar/. We do not plan to update the forward looking statements herein or the discussions of factors that qualify those forward looking statements, each of which is effective only as of the date of this release.

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Exhibit 99.1 Press Release of the Registrant dated October 21, 2002
POPE RESOURCES ANNOUNCES EXPIRATION OF TIMBERLAND MANAGEMENT CONTRACT